ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110777508-38
	Filing Date and Time
	10/31/2011 8:00 AM
	Entity Number
	E0617452007-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

BeesFree, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of common stock, $0.001 par value per share
5,000,000 shares of preferred stock, $0.001 par value per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

200,000,000 shares of common stock, $0.001 par value per share
5,000,000 shares of preferred stock, $0.001 par value per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

2 shares of common stock, $0.001 par value per share, shall be issued for each share of common stock, $0.001 par value per share, issued and outstanding prior to the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares, if any, shall be rounded up or down to the next even number of shares of common stock issued as a result of the change, at no cost to the stockholders.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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